                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               Brightpoint, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
(LOGO)
BRIGHTPOINT
YOUK SUCCESS IS OUR BUSINESS


                                                                    May 11, 2005

Dear Fellow Shareholder:

         As we previously announced, the Annual Meeting of Shareholders of Brightpoint, Inc. is being adjourned until June 2, 2005 at 9:00 a.m. local time. The meeting will still be held at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168. This is a reminder to you that if you have not yet voted your proxy, please do so as soon as possible. Your vote is important to us, and we want to ensure it is received in time to be counted.

         Your Board of Directors unanimously believes that the election of the nominees in the previously furnished Proxy Statement as directors is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such nominees. Further your Board of Directors unanimously believes that ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005 is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such proposal.

         We have enclosed a supplement to the Proxy Statement which amends the Summary Compensation Table to reflect the voluntary repayment by each of the Named Executives of a portion of the bonuses awarded to them with respect to 2004 as more fully set forth in the supplement. The supplement also corrects certain typographical errors in the Proxy Statement.

         We have also included with this letter an additional proxy card. If you have already voted and do not wish to change your vote you do not need to take any further action. If you have not yet voted or wish to change your vote, please follow the simple instructions included on the proxy card and in the Proxy Statement and vote TODAY by telephone, by Internet or by signing and returning the enclosed proxy card.

         Thank you for your support.


Sincerely,

/s/ ROBERT J. LAIKIN
Robert J. Laikin
Chairman of the Board and
Chief Executive Officer

                                BRIGHTPOINT, INC.


                          SUPPLEMENT DATED MAY 11, 2005
                     TO PROXY STATEMENT DATED APRIL 11, 2005

         The Proxy Statement of Brightpoint, Inc. dated April 11, 2005 is hereby amended as follows:

         In connection with the restatement of Brightpoint, Inc.'s financial statements for the year ended and as of December 31, 2004, as more fully described in the Company's Form 10-K/A filed on May 9, 2005, the Named Executives, on their own initiative, have decided to return to the Company a portion of the bonuses previously paid to them with respect to fiscal 2004, in the aggregate amount of $1,013,400 million, as a result of financial targets relating to the 2004 bonus plan no longer having been met based upon the restated financial results. With respect to the returned bonuses, the Named Executives will return to the Company amounts equal to the amounts which they received net of withholding and other payroll taxes. The Company will recover the amount of the withholding and other payroll taxes through adjustments in subsequent reporting periods. The amended Summary Compensation Table set forth below reflects the amount of the 2004 bonuses that have been retained by the Named Executives. The Summary Compensation Table which appears in the Section entitled "Executive Compensation" on Page 13 of the Proxy Statement is amended as follows:

                           SUMMARY COMPENSATION TABLE

         The following table discloses for the periods presented the compensation for the person who served as our Chief Executive Officer and for each of our other executive officers (not including the Chief Executive Officer) whose total individual compensation exceeded $100,000 for our fiscal year ended December 31, 2004 (the "Named Executives").


                                                                                          Long-Term
                                                    Annual Compensation               Compensation Awards
                                           ---------------------------------------  ------------------------
                                                                                                  Securities
                                                                    Other Annual    Restricted    Underlying     All Other
Name and Principal Position        Year     Salary       Bonus     Compensation(l)    Stock       Options(2)   Compensation(6)
---------------------------        ----    --------    --------    ---------------  ----------    ----------   ---------------
Robert J. Laikin                   2004    $670,000    $201,000       $  6,500              --       100,000        $5,872
Chairman of the Board and          2003    $600,000    $600,000       $  6,000              --            --        $  420
Chief Executive Officer            2002    $450,000    $225 000       $  5,500              --       298,927            --

J. Mark Howell                     2004    $410,000    $ 61,500       $  6,500              --        50,000        $2,760
President                          2003    $400,000    $300,000       $  3,000              --            --        $  378
                                   2002    $325,000    $162,500       $  5,500              --       177,855        $  537

Frank Terence                      2004    $410,000    $ 61,500       $  3,117              --        50,000        $3,850
Executive Vice President, Chief    2003    $350,000    $262,500       $  3,500              --            --        $  420
Financial Officer and Treasurer    2002    $181,278    $ 97,994       $182,578(4)           --       241,070        $  400

Steven E. Fivel                    2004    $335,000    $ 50,250       $  5,942              --        50,000        $3,045
Executive Vice President,          2003    $325,000    $243,750       $  5,188              --            --        $  420
General Counsel and Secretary      2002    $275,000    $137,500       $  5,500              --       138,213        $  597

Lisa M. Kelley(3)                  2004    $204,500    $ 31,350       $ 34,428(5)       12,000(7)     20,000        $2,343
Senior Vice President, Chief       2003    $100,000    $ 75,000       $ 11,287(5)           --        22,500        $  378
Accounting Officer and Controller  2002          --          --             --              --            --            --

(1) Except as otherwise noted below, represents our matching contributions to the respective employee's 401(k) accounts and includes immaterial refunds of less than $5,000 per year from the 401(k) Plan paid in 2004, 2003 and 2002, relating to ERISA compliance testing for the years 2003, 2002 and 2001. Also includes payments received by the executive officers named above pursuant to the offer to exchange certain stock options that we made to our employees and directors during 2001.

(2) All option amounts and exercise prices have been adjusted to give retroactive effect to a one for seven reverse split of our Common Stock effected in June 2002 and the three for two stock splits of our Common Stock effected in August and October of 2003.

(3)      Ms. Kelley joined the Company in July 2003.

(4) Represents amounts paid for Mr. Terence's moving and relocation costs during 2002.

(5) Represents amounts paid for Ms. Kelley's moving and relocation costs during 2004 and 2003.

(6) Includes expenses associated with company provided physical examinations in 2004.

(7) Represents a grant of 12,000 Restricted Stock Units ("RSUs") awarded as Other Stock Based Awards under the Company's 2004 Long-Term Incentive Plan (the "Plan"). Each RSU represents a contingent right to receive one share of Brightpoint common stock. The RSUs vest in three equal annual installments beginning on August 13, 2005, subject to, and in accordance with the RSU agreement between the Company and Ms. Kelley. There are no performance criteria associated with the vesting of these RSUs. Ms. Kelley has no rights as a shareholder of the Company with respect to the RSUs, including the right to vote and receive dividends and other distributions (except for adjustments if the number of outstanding shares of common stock is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company), until delivery of certificates representing shares of common stock in satisfaction of the RSUs. The dollar value of this award on the date of grant, August 13, 2004, was $155,040.


         In the Section entitled "Amendment to Employment Agreements", which appears on Page 16 of the Proxy Statement, the reference to J. Mark Howell's current salary in line four of the second paragraph of that Section is hereby changed to read "($420,000)".

         In the table regarding "Voting Security Ownership of Certain Beneficial Owners and Management", which appears on Page 23 of the Proxy Statement, the entry regarding "Marisa K. Pratt" is hereby amended to read "Marisa E. Pratt", and the reference to footnote "(177" next to Ms. Pratt's name is hereby amended to read "(17)".

         Except as specifically set forth above, all information in the Proxy Statement remains unchanged.